UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 13, 2006

(Date of earliest event reported)

ALDERWOODS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33277	52-1522627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Elm Street, Suite 1000, Cincinnati, Ohio 45202

(Address of Principal Executive Offices, including Zip Code)

(513) 768-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of March 13, 2006, the Compensation Committee of the Board of Directors of Alderwoods Group, Inc. (the “Company”) approved annual cash bonus awards earned during fiscal 2005 and paid in fiscal 2006 under the Company’s Support Function Annual Incentive Plan for the individuals who will be named in the Summary Compensation Table of the Company’s Proxy Statement relating to the 2006 Annual Meeting of Shareholders. The amounts of the bonus awards are as follows:

Name and Position	Amount
John S. Lacey Chairman of the Board	$263,315

Paul A. Houston President and Chief Executive Officer	$651,814

Kenneth A. Sloan Executive Vice President, Chief Financial Officer	$297,849

Ross S. Caradonna Executive Vice President, Chief Information Officer	$217,559

Aaron Shipper Senior Vice President, Advance Planning and President of Mayflower National Insurance Company	$123,304

Item 2.02. Results of Operations and Financial Condition.

On March 13, 2006, the Company issued a press release announcing its fourth quarter unaudited and year-end audited financial results, for the 12 weeks and the 52 weeks ended December 31, 2005. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in this Item 2.02, including Exhibit 99.1 attached hereto, shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release, dated March 13, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alderwoods Group, Inc.
(Registrant)

By:	/s/ ELLEN NEEMAN
Ellen Neeman
Senior Vice President, Legal & Compliance

Date: March 13, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 13, 2006.